Exhibit 11.0  Statement re: Computation of Per Share Earnings (Unaudited)

     Earnings per share were computed as follows (dollar amounts in thousands except share data):

                                                           Weighted  Per
                                                            Average  Share
                                                   Income   Shares   Amount
                                                   -------  -------  -------
For the six month ended June 30, 2001:
--------------------------------------
Basic Earnings per Share:
    Income available to common stockholders         $1,148  1,499,236   $0.77
Effect of Dilutive Securities:
    Stock options                                              38,664
    Unearned incentive plan shares                             13,804
                                                            ---------
Diluted Earnings per Share:
    Income available to common stockholders and
          assumed conversions                       $1,148  1,551,704   $0.74
                                                    ======  =========  ======


For the six months ended June 30, 2000:
---------------------------------------
Basic Earnings per Share:
    Income available to common stockholders         $2,411  1,847,621   $1.30
Effect of Dilutive Securities:
    Stock options                                              46,430
    Unearned incentive plan shares                             32,775
                                                            ---------
Diluted Earnings per Share:
    Income available to common stockholders and
          assumed conversions                       $2,411  1,926,826   $1.25
                                                    ======  =========  ======

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

                                                            Weighted   Per
                                                             Average   Share
                                                   Income    Shares    Amount
                                                   -------  ---------  ------
For the three month ended June 30, 2001:
----------------------------------------
Basic Earnings per Share:
    Income available to common stockholders         $  582  1,505,681   $0.39
Effect of Dilutive Securities:
    Stock options                                              63,598
    Unearned incentive plan shares                             11,142
                                                            ---------
Diluted Earnings per Share:
    Income available to common stockholders and
          assumed conversions                       $  566  1,580,421   $0.37
                                                    ======  =========  ======


For the three months ended June 30, 2000:
-----------------------------------------
Basic Earnings per Share:
    Income available to common stockholders         $1,902  1,843,305   $1.03
Effect of Dilutive Securities:
    Stock options                                              46,998
    Unearned incentive plan shares                             30,158
                                                            ---------
Diluted Earnings per Share:
    Income available to common stockholders and
          assumed conversions                       $1,902  1,920,461   $0.99
                                                    ======  =========  ======

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